UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 ______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2023

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SMITH-MIDLAND CORPORATION
(Exact name of Registrant as specified in its charter)

 __________________

Delaware	1-13752	54-1727060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 300, 5119 Catlett Road Midland, Virginia 22728
(Address of principal executive offices)

Registrant’s telephone number, including area code: (504) 439-3266

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, Wesley A. Taylor retired from the Board of Directors of Smith-Midland Corporation (the “Company”) and Ms. Read Van de Water was appointed as a director to fill the vacancy resulting from Mr. Taylor’s retirement. The initial term as director for Ms. Van de Water will expire on the date of the Company’s 2024 annual meeting of stockholders. Ms. Van de Water is independent under The NASDAQ Marketplace Rules and the Company’s criteria for determining director independence. On December 27, 2023, Ms. Read Van de Water was appointed as the Chairman of the Company’s Nominating and Governance Committee, replacing Mr. Taylor.

Ms. Van de Water has served as Senior Vice President of External Affairs Safran USA since 2011. Safran USA is an international high-technology aerospace, defense, and space company. Ms. Van de Water served as Chairman of the Board for the National Mediation Board from 2005 to 2009 and was a board member from 2003 to 2009. Ms. Van de Water served as the Assistant Secretary for Aviation & International Affairs for the U.S. Department of Transportation from 2001 to 2003 and as Legislative Counsel of International Trade and Health Care for The Business Roundtable from 1997 to 2001. Ms. Van de Water received her J.D. from The Georgetown University Law Center. She is also a graduate of Elliot School of International Affairs at George Washington University, and The University of the South: Sewanee.

There are no arrangements or understandings between Ms. Van de Water and any other person pursuant to which Ms. Van de Water was elected to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On December 27, 2023, Mr. Matthew Smith was appointed as a member of the Board of Directors of the Company. The initial term as director for Mr. Smith will expire on the date of the Company’s 2024 annual meeting of stockholders.

Mr. Smith is the Vice President of Sales & Marketing at Smith-Midland and the President of Concrete Safety Systems, the barrier rental division of Smith-Midland. He has served in these roles since 2008 and 2015, respectively. Prior to this appointment, Mr. Smith served as an Advisor to the Board. He is active in the local community, serving as a member of the Board of Directors for Leadership Fauquier and as a Fauquier County Planning Commissioner. Mr. Smith is a past president and current board member of the Precast Concrete Association of Virginia. He has a bachelor’s degree in business administration from Bridgewater College.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was elected to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On December 28, 2023, the Company issued a press release announcing the above-detailed changes. The press release issued by the Company in connection with the announcement is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

99.1	Press release, dated December 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information filed as Exhibit 99.1 to this Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH-MIDLAND CORPORATION

Dated: December 28, 2023	By:	/s/ Stephanie Poe
Stephanie Poe
Chief Financial Officer

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